UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 2, 2010

BEACON POWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)

65 Middlesex Road

Tyngsboro, Massachusetts 01879
(Address of Principal Executive Offices)  (Zip Code)

(978) 694-9121

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 2, 2010, Beacon Power Corporation, a Delaware corporation (referred to herein as the “Company” or “we”), entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Aspire Capital Fund LLC, an Illinois limited liability company (“Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $25.0 million of our shares of common stock over the term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, we have agreed to issue 3,086,420 shares of our common stock to Aspire Capital (the “Commitment Shares”).

Pursuant to the Purchase Agreement, we have sold 1,534,210 shares of common stock (the “Initial Purchase Shares”) at a purchase price of $0.324 per share to Aspire Capital for an aggregate purchase price of $500,000. From time to time over the 26-month term of the Purchase Agreement, on any trading day on which the closing sale price of our common stock exceeds $0.25, we also have the right, in our sole discretion, to present Aspire Capital with a purchase notice directing Aspire Capital to purchase up to 400,000 shares of our common stock per trading day (up to an aggregate of $24.5 million of our common stock) at a per share price (the “Purchase Price”) calculated as the lower of (i) the lowest trading price on the date of sale or (ii) the arithmetic average of the three lowest closing sale prices for the common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of those securities. The Company and Aspire Capital may mutually agree to increase the number of shares that can be sold per business day to as much as an additional 1,000,000 shares per business day. The Purchase Agreement provides that the Purchase Price shall not be less than $0.34, which is the sum of the last consolidated closing sale price of our common stock on July 1, 2010, the trading day immediately preceding the date of the Purchase Agreement, and $0.03. We will control the timing and amount of any sales of our common stock to Aspire Capital and will always know the Purchase Price before we give notice to sell any shares to Aspire Capital. We may deliver multiple purchase notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed. There are no trading volume requirements or restrictions under the Purchase Agreement. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. The Purchase Agreement may be terminated by us at any time, at our discretion, without any cost or penalty to us. Aspire Capital has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our shares. We did not pay any expense reimbursement or placement agent fee in connection with the transaction. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement.

The net proceeds we receive will depend on the frequency and prices at which we sell shares of stock to Aspire Capital under the Purchase Agreement. The maximum proceeds we may receive over the 26-month term of the agreement is $25 million.  However, sales will be made subject to market conditions, in light of our capital needs from time to time and under the limitations contained in the Purchase Agreement. We expect that any proceeds received by the Company from sales of our common stock to Aspire Capital under the Purchase Agreement will be used for general corporate purposes and working capital requirements.

Our sale of shares of common stock to Aspire Capital pursuant to the Purchase Agreement is being made under the Company’s Registration Statements on Form S-3 (No. 333-152140 and 333-

161648), filed with the Securities and Exchange Commission on July 24, 2008 and September 1, 2009, as amended and supplemented from time to time.  In connection with the Purchase Agreement, we also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Aspire Capital, dated July 2, 2010, under which we agreed to keep the registration statements effective, and under which we agreed to indemnify Aspire Capital for certain liabilities in connection with the sale of the securities.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement is not a complete description of all the terms of those agreements.  For a complete description of all the terms, we refer you to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including statements related to the potential future sale of shares of our common stock and price for such sales under the Purchase Agreement. Forward-looking statements are generally identified by use of the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to our Annual Report on Form 10-K for the year ended December 31, 2009, including the information discussed under the caption “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Item 8.01    Other Events.

On July 6, 2010, the Company issued a press release announcing that it has entered into the Purchase Agreement with Aspire Capital. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

5.1	Opinion of Edwards Angell Palmer & Dodge LLP

10.1	Common Stock Purchase Agreement, dated as of July 2, 2010, by and between the Company and Aspire Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of July 2, 2010, by and between the Company and Aspire Capital Fund, LLC.

99.1	Press Release dated July 6, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: July 6, 2010	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

5.1	Opinion of Edwards Angell Palmer & Dodge LLP

10.1	Common Stock Purchase Agreement, dated as of July 2, 2010, by and between the Company and Aspire Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of July 2, 2010, by and between the Company and Aspire Capital Fund, LLC.

99.1	Press Release dated July 6, 2010.